EXHIBIT NO. 21.1



                         SUBSIDIARIES OF FIBERCHEM, INC.



                  NAME                         STATE OF INCORPORATION


FCI Environmental, Inc. (formerly FCI
Instruments, Inc.)                                   Nevada
PetroTester, Inc. (inactive)                         New Mexico
Intrex Data Communications Corp.                     Texas, Vancouver BC, Canada
Firebird Data Communications, Inc.                   Texas
Pandel Mergerco, Inc.                                Delaware